Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  July 26, 2017

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc.  (OTC US: FDBC) and its banking subsidiary Fidelity Deposit and Discount Bank,  announced net income for the quarter ended June 30, 2017 of $2.2 million, or $0.88 diluted earnings per share,  compared to $1.9 million, or $0.79 diluted earnings per share, for the quarter ended June 30, 2016.  The $0.3 million, or 13%, improvement resulted from $81.3 million in quarterly average earning asset growth producing $0.9 million additional net interest income, which more than offset $0.7 million higher operating expenses.    The Company continued to increase interest-earning assets using core deposit growth, acquired branch deposits and utilizing borrowings.  Return on average assets (ROA) and return on average equity (ROE) were 1.04% and 10.49%, respectively, for the second quarter of 2017 and 1.03% and 9.80%, respectively, for the second quarter of 2016.

“We are very pleased with the 2nd quarter results and the continued growth in the Company’s performance.” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The strong financial results continue to be a reflection of the Fidelity Banker’s commitment to building relationships and partnering with our clients to achieve their financial success.  During the 2nd quarter we increased deposits, loans, and revenue, while effectively managing expenses.”

Net income increased $0.5 million, or 15%, for the six months ended June 30, 2017 to $4.1 million from $3.6 million for the same 2016 period.  The year-to-date improvement resulted from earning $1.8 million higher revenue on a larger asset base which was partially offset by $1.1 million additional other expenses. Earnings per share on a diluted basis was $1.68 and $1.48 for the six months ended June 30, 2017 and 2016, respectively.

The Company’s total assets increased $62.5 million, or 8%, to $855.4 million at June 30, 2017 from $792.9 million at December 31, 2016.  This asset growth resulted primarily from $37.3 million net growth in the loan portfolio and a  $23.4 million increase in securities along with an additional $8.3 million of bank owned life insurance.  Asset growth was funded by $30.2 million in additional short-term borrowings,  $23.7 million of debt, $4.0 million more in deposits and $3.5 million higher shareholders' equity.    Despite a temporary non-interest bearing deposit of $48.7 million that inflated deposits at the end of 2016, deposit growth continued from the Company’s relationship strategy.

Net interest income was $7.0 million for the second quarter of 2017, a $0.9 million, or 15%, increase over the  $6.1 million earned for the second quarter of 2016.    The net interest income growth stemmed from a larger average balance of interest-earning assets that generated better yields that offset the cost of utilized debt to fund them.  Although the Company had $47.6 million more in average borrowings and $23.0 million more in average interest-bearing deposits during the second quarter of 2017, the increase in costs wasn’t large enough to offset the higher yield earned on interest-earning assets which resulted in  an improvement in both interest rate spread and margin.

Net interest income was $13.7 million for the six months ended June 30, 2017 compared to $12.3 million for the six months ended June 30, 2016.  The $1.4 million, or 12%, improvement was the result of earnings from a higher yielding larger average balance of interest-earning assets which offset higher interest expense paid on more average borrowings.  The loan portfolio generated the largest impact producing $1.2 million more in interest income from $61.5 million in higher average loan balances.  The investment portfolio also contributed $0.7 million in additional earnings, primarily from a larger average balance of higher-yielding mortgage-backed securities.  On the liability side, $57.0 million in additional interest-bearing liabilities resulted in $0.3 million more interest expense.    As a result of the higher earnings on a larger average portfolio of earning assets, net interest margin was 3.74% for the first half of 2017, or six basis points higher, than the 3.68% recorded for the first half of 2016.

The provision for loan losses was stable at $0.2 million for both the second quarters of 2017 and 2016.    For the six months ended June 30, 2017, the provision for loan losses was $0.5 million compared to $0.4 million for the same 2016 period.  The $0.1 million increase in the provision was primarily attributable to the growth in the loan portfolio during the first half of 2017.    The allowance for loan losses was 1.48% of total loans at June 30, 2017 compared to 1.64% of total loans at June 30, 2016.

Total other income was $2.1 million for both the second quarters of 2017 and 2016.  Increases of $0.1 million in trust income and $0.1 million in earnings on bank-owned life insurance were offset by decreases of $0.1 million in loan service charges and $0.1 million in fees from financial services.

Total other income recorded for the six months ended June 30, 2017 was $4.2 million, an increase of $0.4 million, or 12%, from the $3.8 million recorded for the six months ended June 30, 2016.  The increase in other income was comprised of the following: $0.1 million in gains on loan sales, $0.1 million in trust income, $0.1 million deposit service charges, $0.1 million in interchange fees,  and $0.1 million earnings on bank-owned life insurance.  Partially offsetting these increases was $0.1 million less service charge income on loans.

Other expenses increased $0.7 million, or 13%, for the second quarter of 2017 to $6.1 million from $5.4 million for the second quarter of 2016.  The increase was primarily due to $0.3 million higher salaries and benefits, $0.1 million in additional professional services, and $0.1 million more expenses for premises and equipment.

Other expenses increased to  $11.8 million for the six months ended June 30, 2017, an increase of $1.1 million from $10.7 million for the six months ended June 30, 2016.  Increases within this category included a $0.6 million increase in salaries and employee benefits expense, $0.2 million increase in premises and equipment expense, a $0.1 million increase in data processing expense, $0.1 million increase professional services expense and $0.1 million increase in automated transaction processing.  These increases were partially offset by a $0.1 million lower FDIC assessment.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2017	December 31, 2016
Assets
Total cash and cash equivalents	$14,877	$25,843
Investment securities	153,405	130,037
Federal Home Loan Bank stock	4,028	2,606
Loans and leases	637,710	600,348
Allowance for loan losses	(9,406)	(9,364)
Premises and equipment, net	16,833	17,164
Life insurance cash surrender value	19,699	11,435
Other assets	18,322	14,875

Total assets	$855,468	$792,944

Liabilities
Non-interest-bearing deposits	$174,909	$211,153
Interest-bearing deposits	532,526	492,306
Total deposits	707,435	703,459
Short-term borrowings	34,455	4,223
Long-term debt	23,704	-
Other liabilities	5,738	4,631
Total liabilities	771,332	712,313

Shareholders' equity	84,136	80,631

Total liabilities and shareholders' equity	$855,468	$792,944

Average Year-To-Date Balances:	June 30, 2017	December 31, 2016
Assets
Total cash and cash equivalents	$13,872	$23,801
Investment securities	154,059	129,679
Loans and leases, net	612,013	559,538
Premises and equipment, net	17,034	16,584
Other assets	33,105	26,244

Total assets	$830,083	$755,846

Liabilities
Non-interest-bearing deposits	$164,103	$152,826
Interest-bearing deposits	522,715	505,079
Total deposits	686,818	657,905
Short-term borrowings and long-term debt	55,225	13,044
Other liabilities	5,553	5,120
Total liabilities	747,596	676,069

Shareholders' equity	82,487	79,777

Total liabilities and shareholders' equity	$830,083	$755,846

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2017	Jun. 30, 2016	Jun. 30, 2017	Jun. 30, 2016
Interest income
Loans and leases	$6,783	$5,989	$13,153	$11,995
Securities and other	1,071	726	2,067	1,456

Total interest income	7,854	6,715	15,220	13,451

Interest expense
Deposits	643	567	1,229	1,147
Borrowings and debt	144	7	246	25

Total interest expense	787	574	1,475	1,172

Net interest income	7,067	6,141	13,745	12,279

Provision for loan losses	(225)	(275)	(550)	(425)
Other income	2,131	2,100	4,236	3,787
Other expenses	(6,051)	(5,369)	(11,848)	(10,757)
Provision for income taxes	(739)	(669)	(1,420)	(1,255)
Net income	$2,183	$1,928	$4,163	$3,629

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Interest income
Loans and leases	$6,783	$6,370	$6,212	$6,155	$5,989
Securities and other	1,071	996	826	851	726

Total interest income	7,854	7,366	7,038	7,006	6,715

Interest expense
Deposits	643	586	582	580	567
Borrowings and debt	144	102	19	5	7

Total interest expense	787	688	601	585	574

Net interest income	7,067	6,678	6,437	6,421	6,141

Provision for loan losses	(225)	(325)	(375)	(225)	(275)
Other income	2,131	2,105	2,194	2,024	2,100
Other expenses	(6,051)	(5,797)	(5,489)	(5,409)	(5,369)
Provision for income taxes	(739)	(681)	(738)	(776)	(669)
Net income	$2,183	$1,980	$2,029	$2,035	$1,928

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Assets
Total cash and cash equivalents	$14,877	$29,116	$25,843	$31,440	$27,853
Investment securities	153,405	154,223	130,037	128,765	129,760
Federal Home Loan Bank stock	4,028	2,467	2,606	1,201	1,140
Loans and leases	637,710	623,130	600,348	573,898	562,758
Allowance for loan losses	(9,406)	(9,548)	(9,364)	(9,196)	(9,207)
Premises and equipment, net	16,833	17,026	17,164	16,497	16,455
Life insurance cash surrender value	19,699	19,542	11,435	11,346	11,257
Other assets	18,322	16,730	14,875	16,472	16,460

Total assets	$855,468	$852,686	$792,944	$770,423	$756,476

Liabilities
Non-interest-bearing deposits	$174,909	$190,482	$211,153	$160,129	$157,776
Interest-bearing deposits	532,526	543,444	492,306	511,678	505,524
Total deposits	707,435	733,926	703,459	671,807	663,300
Short-term borrowings	34,455	14,699	4,223	10,996	7,258
Long-term debt	23,704	17,000	-	-	-
Other liabilities	5,738	4,868	4,631	6,061	5,522
Total liabilities	771,332	770,493	712,313	688,864	676,080

Shareholders' equity	84,136	82,193	80,631	81,559	80,396

Total liabilities and shareholders' equity	$855,468	$852,686	$792,944	$770,423	$756,476

Average Quarterly Balances:	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Assets
Total cash and cash equivalents	$13,221	$14,529	$16,435	$21,166	$28,753
Investment securities	158,443	149,627	130,971	130,301	129,604
Loans and leases, net	620,850	603,078	574,283	562,429	553,212
Premises and equipment, net	16,946	17,124	16,780	16,468	16,445
Other assets	36,447	29,725	26,651	26,594	26,347

Total assets	$845,907	$814,083	$765,120	$756,958	$754,361

Liabilities
Non-interest-bearing deposits	$163,869	$164,340	$162,065	$155,516	$148,703
Interest-bearing deposits	535,697	509,588	499,087	505,673	512,695
Total deposits	699,566	673,928	661,152	661,189	661,398
Short-term borrowings and long-term debt	57,283	53,145	16,606	9,266	9,162
Other liabilities	5,603	5,501	5,950	5,409	4,713
Total liabilities	762,452	732,574	683,708	675,864	675,273

Shareholders' equity	83,455	81,509	81,412	81,094	79,088

Total liabilities and shareholders' equity	$845,907	$814,083	$765,120	$756,958	$754,361

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Selected returns and financial ratios
Basic earnings per share	$0.89	$0.80	$0.83	$0.83	$0.79
Diluted earnings per share	$0.88	$0.80	$0.83	$0.82	$0.79
Dividends per share	$0.31	$0.31	$0.39	$0.29	$0.29
Yield on interest-earning assets (FTE)	4.17%	4.08%	4.07%	4.11%	3.99%
Cost of interest-bearing liabilities	0.53%	0.50%	0.46%	0.45%	0.44%
Net interest spread	3.64%	3.58%	3.61%	3.66%	3.55%
Net interest margin	3.77%	3.72%	3.73%	3.78%	3.66%
Return on average assets	1.04%	0.99%	1.06%	1.07%	1.03%
Return on average equity	10.49%	9.85%	9.92%	9.99%	9.80%
Efficiency ratio	62.10%	64.33%	61.23%	61.85%	63.09%
Expense ratio	1.80%	1.88%	1.69%	1.77%	1.75%

	Six Months Ended
	Jun. 30, 2017	Jun. 30, 2016
Basic earnings per share	$1.69	$1.48
Diluted earnings per share	$1.68	$1.48
Dividends per share	$0.62	$0.56
Yield on interest-earning assets (FTE)	4.13%	4.01%
Cost of interest-bearing liabilities	0.51%	0.45%
Net interest spread	3.62%	3.56%
Net interest margin	3.74%	3.68%
Return on average assets	1.01%	0.97%
Return on average equity	10.18%	9.32%
Efficiency ratio	63.17%	64.75%
Expense ratio	1.83%	1.87%

Other financial data	At period end:
	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016
Book value per share	$34.06	$33.27	$32.86	$33.24	$32.76
Equity to assets	9.84%	9.64%	10.17%	10.59%	10.63%
Allowance for loan losses to:
Total loans	1.48%	1.54%	1.57%	1.61%	1.64%
Non-accrual loans	1.44x	1.22x	1.27x	1.57x	1.56x
Non-accrual loans to total loans	1.02%	1.26%	1.23%	1.02%	1.05%
Non-performing assets to total assets	1.06%	1.28%	1.33%	1.32%	1.37%
Net charge-offs to average total loans	0.16%	0.09%	0.21%	0.23%	0.27%